Exhibit 99.1

Avadel Pharmaceuticals Announces Changes to Management Team and Board of Directors

- Michael S. Anderson resigns as Chief Executive Officer and member of Avadel’s Board of Directors –

- Gregory J. Divis, current Avadel Chief Operating Officer, named Interim Chief Executive Officer –

- Geoffrey M. Glass, current member of Avadel’s Board of Directors, named Chairman, replacing the Honorable Craig Stapleton, who will remain on the Board -

- Eric J. Ende, M.D., M.B.A. appointed to Avadel’s Board of Directors -

DUBLIN, Ireland, Jan. 3, 2019 (GLOBE NEWSWIRE) -- Avadel Pharmaceuticals plc (Nasdaq: AVDL), a company focused on providing innovative medicines for chronic urological, central nervous system, and sleep disorders, today announced that Michael S. Anderson has resigned as Chief Executive Officer and as a member the Company’s Board of Directors. Gregory J. Divis, Chief Operating Officer of Avadel, has been named Interim Chief Executive Officer of Avadel, effective immediately. The Board of Directors is initiating a search for a permanent Chief Executive Officer.

In conjunction with the management change, Geoffrey M. Glass, President of Clear Sciences, LLC and current member of Avadel’s Board of Directors, has been named Chairman of the Board. The Honorable Craig Stapleton is stepping down as Chairman but will remain on the Company’s Board. In addition, Dr. Eric J. Ende, an experienced biopharmaceutical industry leader, has joined Avadel’s Board of Directors following consultation with Broadfin Capital, LLC.

“On behalf of the entire Board, I would like to thank Mike Anderson for his leadership and service to Avadel and to the Honorable Craig Stapleton for his past and future contributions to the Company as Chairman and member of the Board,” said Mr. Glass. “I look forward to working closely with Greg and his team as we enter 2019. We will be evaluating all aspects of our existing businesses and corporate strategy to ensure we are best positioned to serve patients and rebuild shareholder value. With four new directors appointed in recent months, I am confident that the Board is fully aligned and focused on these missions.”

“I am excited to be joining the Board of Directors at this important time,” said Dr. Eric Ende. “Avadel is a company that delivers value to patients via a strong portfolio of medicines both on market and in development. There is a great opportunity for the Company to re-focus and drive value for shareholders. I look forward to working with my colleagues on the Board to make that happen.”

Dr. Ende currently serves as President of Ende BioMedical Consulting Group and as a member of Matinas Biopharma’s Board of Directors. Previously he served on the Board of Directors of Genzyme from 2010 until it was acquired by Sanofi-Aventis in 2011 for $20 billion. During his tenure on Genzyme’s Board of Directors, Dr. Ende was a member of the Audit and Risk Management Committees. From 2002 through 2008, Dr. Ende was the senior biotechnology analyst at Merrill Lynch. From 2000 to 2002, Dr. Ende served as the senior biotechnology analyst at Bank of America Securities and, from 1997 to 2000, he served as a biotechnology analyst at Lehman Brothers.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a specialty pharmaceutical company that seeks to develop differentiated pharmaceutical products that are safe, effective and easy to take through formulation development, by utilizing its proprietary drug delivery technology and through in-licensing / acquiring new products; ultimately, helping patients adhere to their prescribed medical treatment and see better results. Avadel’s current portfolio of products and product candidates focuses on the urology, central nervous system (CNS) / sleep, and hospital markets. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri and Lyon, France. For more information, please visit www.avadel.com.

Cautionary Note Regarding “Forward-Looking Statements”

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These may include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or other events. In some cases, forward-looking statements can be identified by the use of words such as “will,” “forward,” “future,” and similar expressions, and in certain cases the negatives thereof. Although we believe that our forward-looking statements are based on assumptions or estimates made within the bounds of our knowledge of our business and operations, our business and operations are subject to significant risks and as a result there can be no assurance that actual results will not differ materially from the results contemplated in such forward-looking statements. These risks include the risks, uncertainties and contingencies described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q filed with the SEC on November 5, 2018 and our annual report on Form 10-K filed with the SEC on March 16, 2018, in particular the disclosures in such reports set forth under the captions “Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Contacts:	Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
Email: mkanan@avadel.com

Alex Gray
Phone: (212) 213-0006
Email: agray@burnsmc.com